EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139122) of our report dated May 28, 2010 relating to the financial statements of DigitalTown, Inc., which appears in DigitalTown’s Annual Report on Form 10-K for the year ended February 28, 2010.

/s/ Moquist Thorvilson Kaufmann Kennedy & Pieper LLC

Edina, Minnesota
May 28, 2010